INDEPENDENT AUDITORS' CONSENT
-----------------------------

We consent to the use in this Post-Effective Amendment No. 1 on Form N-4 Registration Statement No. 333-18117 of The Pruco Life of New Jersey Flexible Premium Variable Annuity Account of the Pruco Life Insurance Company of New Jersey of our report dated December 19, 1996, relating to the financial statements of The Pruco Life Insurance Company of New Jersey, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP
Parsippany, New Jersey
April 25, 1997



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